Exhibit 99.1

BK Technologies Reports First Quarter of Fiscal Year 2026 Results

Record Cash Balance Achieved

●	Revenue: 1Q26 revenue increased by 12% to $21.3 million.

●	Gross margins: 1Q26 gross margin expanded by over 480 basis points to 51.8%.

●	Adjusted EBITDA margin: increased 180 basis points to 18.7%[1]

●	Earnings: 1Q26 Diluted EPS of $0.69 compared to $0.55 in 1Q25.

●	Adjusted Earnings: 1Q26 non-GAAP diluted adjusted EPS[1] of $0.88, up from $0.62 in 1Q25.

●	Balance sheet: Growing Cash Balance of $29.0 million at March 31, 2026, versus $22.8 million at December 31, 2025; Record Cash Balance for the third consecutive quarter.

●	Capital Allocation: Repurchased approximately 3,000 shares during 1Q; $3.5 million remaining under current authorization

●	BKR9500: Public Debut of the BKR9500 Multiband Mobile; On pace for second half of 2026 Federal Communications Commission (FCC) approval and shipments in first half of 2027.

●

Outlook: Reiterating full year 2026 targets: $90 million in revenue, gross margin of +50%, GAAP EPS of over $3.15 per diluted share, and non-GAAP adjusted EPS[1] of $3.55 per diluted share. These targets reflect expensing of engineering costs that were previously capitalized.

WEST MELBOURNE, FL May 14, 2026 / BK Technologies Corporation (NYSE American: BKTI) (the “Company,” “BK Technologies”), a provider of advanced public safety communications solutions, today announced financial and operating results for the first quarter of fiscal year 2026 ended March 31, 2026. The Company will host a conference call today, May 14, 2026, at 9:00 a.m. Eastern Time.

1 Represents a non-GAAP financial measure. Refer to the section entitled “Use of Non-GAAP Measures” and Reconciliation to GAAP later in this press release.

John Suzuki, CEO of BK Technologies, commented, “Our first quarter performance represents a successful start to our Vision 2030 mission. Revenue growth, gross margin above 50%, and a record cash balance, all underscore the benefits of our disciplined operating model, favorable product mix and increasing adoption of our innovative products and solutions. Our Vision 2030 roadmap is built around capturing two powerful market transitions, most notably the shift from single-band to multiband wireless connectivity and the evolution from in-vehicle to on-person broadband solutions. This quarter’s results reflect continued demand for our BKR Series radios, particularly the multiband BKR 9000, and the benefits of our improved product mix.

“During the quarter, we continued to make targeted investments in product development and innovation, leading to the public debut of the BKR 9500 multiband mobile radio at FDIC International last month. The BKR9500 expands our presence into the mobile radio market and represents an important extension of our multiband product strategy. Our conviction behind diligent investments in engineering and product development is anchored by our focus on delivering purpose-built, high-performance multiband BKR Series radios and innovative software solutions under our BK ONE platform. We believe BK Technologies is exceptionally well positioned to capture a larger share of the public safety communications market and remain confident in our strategy, our team and our ability to deliver sustainable long-term growth.

“We remain focused on disciplined revenue growth, margin expansion, cash generation, and delivering reliable mission-critical communications solutions that support first responders and create long-term value for shareholders.”

First Quarter 2026 Financial Review

Revenue of $21.3 million increased 11.8% compared to $19.1 million in the first quarter of 2025, driven by strong order activity from federal, state and local agencies.

Gross margin of 51.8% expanded by 483 basis points compared to 47.0% in the first quarter of 2025, primarily related to favorable product mix and continued customer adoption of the BKR 9000.

Selling, General & Administrative expenses totaled $7.7 million, compared with $6.0 million for the first quarter of 2025. Growth in Selling, General and Administrative expenses for the quarter is attributed to engineering costs associated with the development of new products and solutions.

Operating income was $3.3 million compared with $2.9 million in the first quarter of 2025. Operating margin increased moderately to 15.4% from 15.3% in the year ago quarter, driven by revenue growth and diligent cost management.

BK Technologies recorded net income of $2.8 million, or $0.74 per basic and $0.69 per diluted share, compared with $2.1 million, or $0.60 per basic and $0.55 per diluted share, for the first quarter of 2025.

The Company reported non-GAAP adjusted earnings1 of $3.5 million, or $0.94 per basic and $0.88 per diluted share, compared to $2.4 million, or $0.67 per basic and $0.62 per diluted share, for the first quarter of 2025.

Non-GAAP adjusted EBITDA1 for the first quarter of 2026 was $4.0 million, compared with $3.2 million in the first quarter of 2025. Non-GAAP adjusted EBITDA1 margin reached 18.7%, an expansion from 16.9% in the first quarter of 2025.

Working capital totaled $41.4 million at March 31, 2026, of which $36.1 million was comprised of cash, cash equivalents and trade receivables. This compares with working capital at December 31, 2025 of $37.3 million, of which $30.0 million was comprised of cash, cash equivalents and trade receivables. The Company ended the quarter with no debt.

Conference Call and Webcast

BK Technologies will host a conference call and webcast for investors today, May 14, 2026, at 9 a.m. Eastern Time.

Shareholders and interested parties may participate in the conference call by dialing (888) 506-0062 and international participants should dial (973) 528-0011 and use access code: 115484. The call and the accompanying slide deck will also be webcast at:

https://www.webcaster5.com/Webcast/Page/2208/53934

1 Represents a non-GAAP financial measure. Refer to the section entitled “Use of Non-GAAP Measures” and Reconciliation to GAAP later in this press release.

The conference call and slide deck may also be accessed via the Events page of the Company’s website at www.bktechnologies.com. Please allow extra time prior to the call to visit the site.

An online archive of the webcast will be available on the Company’s website for thirty (30) days following the call at www.bktechnologies.com. A replay of the conference call will be available one hour after completion of the call until Thursday, May 28, 2026, by dialing (877) 481-4010 and international participants should dial (919) 882-2331. All callers must use access code 53934 to access the replay.

Use of Non-GAAP Measures

BK Technologies prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses non-GAAP financial measures. Management believes the non-GAAP financial measures discussed in this release are important to the reader of the Consolidated Financial Statements. The Company has provided the non-GAAP financial information presented in the press release, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in the press release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with the GAAP financial measures presented in the press release. The non-GAAP financial measures in the press release may differ from similar measures used by other companies.

Adjusted Earnings Before Interest Taxes Depreciation and Amortization (Adjusted EBITDA). Adjusted EBITDA and Adjusted EBITDA margin are considered non-GAAP financial measures under the SEC’s rules because they exclude certain amounts included in net income provided in the statement of operations attributable to the Company calculated in accordance with GAAP, the most directly comparable financial measure calculated in accordance with GAAP. Management believes Adjusted EBITDA and Adjusted EBITDA margin can help the investors better understand operational factors associated with the Company’s financial performance because it excludes the following from consideration: interest, taxes, depreciation and amortization, and infrequent or unusual losses or gains (i.e., non-recurring and incremental restructuring charges that are not expected to be routinely incurred year over year because of the Company’s strategy and operating experience). Adjusted EBITDA margin is defined as Adjusted EBITDA divided by total revenue. See Reconciliation to GAAP below for calculation methodology and details regarding Adjusted EBITDA and Adjusted EBITDA Margin.

Adjusted earnings per share (Adjusted EPS). Adjusted EPS is considered a non-GAAP financial measure under the SEC’s rules because it excludes certain amounts included in the basic and diluted earnings per share attributable to the Company calculated in accordance with GAAP EPS, the most directly comparable financial measure calculated in accordance with GAAP. Adjusted EPS is a non-GAAP financial measure that adjusts GAAP EPS for expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the Company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. The Company has non-cash charges for stock-based compensation that do not reflect the operating performance of the LMR and Solutions businesses. The Company also recorded a one-time, non-cash income tax provision expense for NOL carryforwards during the second, third and fourth quarters of 2025. Management believes that these one-time charges do not reflect the operational profitability of the business for the second, third and fourth quarters of 2025 compared to prior periods. See Reconciliation to GAAP below for calculation methodology and details regarding Adjusted EPS. We do not provide reconciliations of forward-looking non-GAAP guidance due to the inherent difficulty in quantifying certain items necessary to provide such reconciliations as a result of their unknown effect, timing and potential significance.

About BK Technologies

BK Technologies Corporation (NYSE American: BKTI) manufactures high-specification communications equipment of unsurpassed reliability and value for public safety and government agencies. BK’s BKR 9000 handheld multiband radio and next generation BKR9500 in-vehicle multiband radio combines advanced features with rugged durability and interoperability to meet the critical demands of first responders. BK’s Solutions business unit, which includes the BK ONE family of offerings, combines land mobile radio (LMR) and LTE/5G to create seamless connectivity among first responders for planned and emergency events. BK Technologies is headquartered in West Melbourne, Florida. For more information, visit www.bktechnologies.com.

Forward-Looking Statements

This press release contains statements about future events and expectations which are “forward-looking statements” within the meaning of Sections 27A of the Securities Act of 1933, as amended, and 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements concern the Company’s operations, economic performance, and financial condition, including, but not limited to the Company’s long-term strategic plan and guidance, and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties, and other factors, many of which are outside of our control, that may cause the actual results, performance, or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: changes or advances in technology; the success of our Solutions and Radio business lines and the products offered thereunder; successful introduction of new products and technologies, including our ability to successfully develop and sell our current and anticipated Solutions products, and our new multiband radio product and other related products in the BKR Series product line; competition in the land mobile radio industry; general economic and business conditions, including the impacts of inflation, fluctuating interest rates, tariffs and other trade barriers and restrictions, potential tariff refunds, labor and supply shortages and disruptions, federal, state and local government budget deficits and spending limitations, any impact from a prolonged shutdown of the U.S. Government, the effects of natural disasters, changes in climate, severe weather events, geopolitical conflicts and other events, acts of war or terrorism, global health crises and other catastrophic events, as well as the broader impacts to financial markets and the global macroeconomic and geopolitical environments, including a potential U.S. or global downturn or recession; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; risks associated with fixed-price contracts; heavy reliance on sales to agencies of the U.S. Government and our ability to comply with the requirements of contracts, laws and regulations related to such sales; allocations by government agencies among multiple approved suppliers under existing agreements; our ability to comply with U.S. tax laws and utilize deferred tax assets; our ability to attract and retain executive officers, skilled workers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and to consummate, acquisition, disposition or investment transactions; impact of our capital allocation strategy; risks related to maintaining our brand and reputation; impact of government regulation; impact of rising health care costs; our business with manufacturers located in other countries, including the effects of changes in the U.S. Government and foreign governments’ trade and tariff policies, such as fluctuating tariffs imposed by the U.S. and the imposition of increased tariffs and other trade barriers and retaliatory measures by foreign governments; our inventory and debt levels; our ability to comply with the terms, including financial covenants, of our outstanding debt, including fluctuating interest rates; protection of our intellectual property rights; fluctuation in our operating results and stock price; any infringement claims; data security breaches, cyber-attacks and other factors impacting our technology systems or third-party information technology systems upon which we rely; widespread outages, interruptions, or other failures of operational, communication, or other systems; availability of adequate insurance coverage; environmental, social and governance matters; maintenance of our NYSE American listing; risks related to being a holding company; our ability to maintain effective internal control over financial reporting; and the effect on our stock price and ability to raise capital through future sales of shares of our common stock or otherwise. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statement except as required by law.

This press release and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the release. We do not provide reconciliations of forward-looking non-GAAP guidance due to the inherent difficulty in quantifying certain items necessary to provide such reconciliations as a result of their unknown effect, timing and potential significance.

Company Contact:
Hayden IR
Brett Maas
Brett@haydenir.com

(646) 536-7331

BK TECHNOLOGIES CORPORATION
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Data)

	Three Months Ended
	(Unaudited)
	3/31/2026	3/31/2025

Sales, net	$21,293	$19,054

Expenses:
Cost of products	10,263	10,104
Selling, general and administrative expenses	7,741	6,034
Total operating expenses	18,004	16,138

Operating income	3,289	2,916

Other income (expense):
Interest income, net	169	3
Other expense	(14)	(117)

Income before income taxes	3,444	2,802

Provision for income tax expense	(682)	(670)

Net income	$2,762	$2,132

Earnings per share-basic	$0.74	$0.60
Earnings per share-diluted	$0.69	$0.55

Weighted average common shares outstanding-basic	3,741	3,573
Weighted average common shares outstanding-diluted	4,009	3,893

BK TECHNOLOGIES CORPORATION
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	March 31,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$28,980	$22,788
Trade accounts receivable, net	7,159	7,221
Inventories, net	15,000	15,862
Prepaid expenses and other current assets	3,505	3,099
Total current assets	54,644	48,970

Property, plant and equipment, net	4,250	4,170
Operating lease right-of-use (ROU) assets	1,377	1,502
Deferred tax assets, net	4,887	5,230
Capitalized software and system integration costs, net	3,097	3,417
Other assets	520	471

Total assets	$68,775	$63,760

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,592	$4,781
Accrued compensation and related taxes	1,998	2,423
Accrued warranty expense	641	760
Accrued other expenses and other current liabilities	654	335
Short-term operating lease liabilities	613	610
Deferred revenue	2,753	2,728
Total current liabilities	13,251	11,637

Long-term operating lease liabilities	830	965
Deferred revenue, net of current portion	6,981	6,460
Total liabilities	21,062	19,062

Commitments and contingencies

Stockholders' equity:
Preferred stock; $1.00 par value; 1,000,000 authorized shares; none issued or outstanding	-	-
Common stock; $0.60 par value; 10,000,000 authorized shares; 4,105,556 and 4,092,056 issued, and 3,744,151 and 3,733,733 outstanding shares as of March 31, 2026 and December 31, 2025, respectively	2,463	2,455
Additional paid-in capital	52,271	51,803
Retained earnings (accumulated deficit)	448	(2,314)
Treasury Stock, at cost, 361,405 and 358,323 shares at March 31, 2026 and December 31, 2025, respectively.	(7,469)	(7,246)

Total stockholders' equity	47,713	44,698

Total liabilities and stockholders' equity	$68,775	$63,760

BK TECHNOLOGIES CORPORATION
Reconciliation of Net Income to Non-GAAP EBITDA and Net Income EPS

	Three Months Ended

	3/31/2026	3/31/2025
Non-GAAP Adjusted EBITDA

Net Income	$2,762	$2,132

Adjustments to reconcile net income to EBITDA
Interest income, net	(169)	(3)
Income tax provision expense	682	670
Depreciation and amortization	716	427
EBITDA	3,991	3,226
Restructuring charges	-	-
Adjusted EBITDA	$3,991	$3,226
Adjusted EBITDA Margin %	18.7%	16.9%

Adjustments to reconcile net income to Adjusted EPS (non-GAAP)

Net Income	$2,762	$2,132

Non-cash stock-based compensation expense	419	393
Non-cash income tax provision expense (benefit)	343	(125)
Adjusted Earnings (Non-GAAP)	$3,524	$2,400

Adjusted earnings per share-basic	$0.94	$0.67
Adjusted earnings per share-diluted	$0.88	$0.62

Weighted average common shares outstanding-basic	3,741	3,573
Weighted average common shares outstanding-diluted	4,009	3,893